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        [LETTERHEAD OF FRIEDMAN ALPREN & GREEN LLP APPEARS HERE]



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form N-5 of our report dated January 26, 1995, on our audits of the financial statements of Edward Capital Company and to all references to our Firm included in the registration on Form N-2 of Medallion Financial Corp.


                                             /s/ Friedman Alpren & Green LLP

                                             Friedman Alpren & Green LLP

New York, New York
October 15, 1996